UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)
November 20, 2013
Arrow Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)
New York
(State or Other Jurisdiction of Incorporation)
000-12507 (Commission File Number)
22-2448962 (IRS Employer Identification No.)
250 Glen Street, Glens Falls, NY (Address of Principal Executive Offices)
12801 (Zip Code)
(518) 745-1000 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On November 20, 2013, Mary-Elizabeth T. FitzGerald retired as a member of the Board of Directors of Arrow Financial Corporation (the “Company”), effective December 31, 2013. Ms. FitzGerald’s retirement was not due to any disagreement with the Company or the Board of Directors on any matter relating to the Company’s operations, policies or practices.

(d)    On November 20, 2013, the Company appointed Tenée Casaccio to serve as a member of the Board of Directors of the Company effective January 1, 2014, thereby filling the vacancy created by Ms. FitzGerald’s retirement from the Board of Directors of the Company. Ms. Casaccio will be compensated in accordance with the Company’s director compensation policy as more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 20, 2013. Ms. Casaccio will not initially serve on any of the committees of the Board. There are no arrangements between Ms. Casaccio and any other person pursuant to which she was elected to serve as a director.

During 2013, Ms. Casaccio and/or her affiliates had outstanding loans from one or both of the Company’s subsidiary banks in amounts of $120,000 or more. All of these loans were made in the ordinary course of business of the lending bank, on the bank's standard terms and conditions, and did not involve more than normal risk of collectability or present any other preferential features. As of November 20, 2013, none of these loans was classified by the Company as a non-accrual, past due, restructured or potential problem loan.

The related press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 - Other Events

On November 20, 2013, the Board of Directors of the Company approved a new stock repurchase program authorizing the repurchase, at the discretion of senior management, of up to $5 million of the Company’s common stock over the twelve month period starting January 1, 2014 in open market or negotiated transactions. This new repurchase program (the 2014 Repurchase Program) will replace the existing 2013 Repurchase Program authorized by the Bank on November 28, 2012. The 2013 Repurchase Program authorized the repurchase during 2013 of up to $5 million of the Company’s Common Stock, in open market or negotiated transactions. Through November 20, 2013, the Company had repurchased approximately $1.2 million of Company Common Stock under the 2013 Repurchase Program.

The related press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 22, 2013 announcing Director Retirement and Appointment
99.2	Press Release, dated November 21, 2013 announcing Stock Repurchase Program

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARROW FINANCIAL CORPORATION
Date: November 25, 2013

By:
/s/ Terry R. Goodemote
Terry R. Goodemote
Executive Vice President, Treasurer and
Chief Financial Officer